Exhibit 99.1

Creatd, Inc., Formerly Jerrick Media Holdings, Inc., Announces Pricing of $7,762,500 Public Offering and Uplisting to Nasdaq Capital Market

Company Changes Name to “Creatd, Inc.” in Connection with Offering and Uplisting

FORT LEE, N.J., Sept. 11, 2020 /PRNewswire/ -- Creatd, Inc. (NASDAQ: CRTD) (“Creatd” or the “Company”), the parent company and creator of the Vocal platform, today announced the pricing of its underwritten public offering of 1,725,000 units of securities at an offering price of $4.50 per unit. Each unit is immediately separable into one share of common stock and one warrant to purchase one share of common stock and will be issued separately. The warrants underlying the units are immediately exercisable for one share of common stock at an exercise price of $4.50 and expire 5 years from the date of issuance.

In connection with the offering, the Company’s common stock and warrants will begin trading on the Nasdaq Capital Market on September 11, 2020, under the symbols “CRTD” and “CRTDW,” respectively, reflecting the Company’s name change from Jerrick Media Holdings, Inc. to Creatd, Inc., which became effective on September 10, 2020.

The Company has granted the underwriters a 45-day option to purchase up to 258,750 additional shares of the Company’s common stock and/or up to 258,750 additional warrants to purchase shares of the Company’s common stock, or any combination thereof, to cover overallotments, if any. The offering is expected to close on or about September 15, 2020, subject to customary closing conditions.

The Company expects to receive gross proceeds of $7.7625 million, before deducting underwriting discounts and commissions and other estimated offering expenses. The Company intends to use the net proceeds to increase its marketing efforts, repay certain indebtedness, further research & development, and for general working capital.

The Benchmark Company, LLC is acting as book-running manager for the offering. Aegis Capital Corp. and Brookline Capital Markets, a division of Arcadia Securities, LLC, are acting as co-managers for the offering.

This offering is being made pursuant to an effective registration statement on Form S-1 (No. 333-238514) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 10, 2020. A final prospectus describing the terms of the proposed offering will be filed with the SEC and may be obtained, when available, via the SEC’s website at www.sec.gov or from: The Benchmark Company, LLC: Equity Syndicate Department, 150 East 58th Street, 17th floor, New York, NY 10155 or by telephone at (212) 312-6700.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Creatd

Creatd, Inc. is the parent company and creator of the Vocal platform. The Company creates technology-based solutions to solve problems for the creative community. Through Vocal, Creatd identifies and leverages opportunities within the digital platform and content monetization space. Since launching in 2016, Vocal has become home to over 650,000 content creators and brands of all shapes and sizes, attracting audiences across its network of wholly owned and operated communities. For more information about Creatd, the content of which is not part of this press release:

Creatd: https://creatd.com

Vocal Platform: https://vocal.media

Investor Relations Contact: ir@jerrick.media

Forward Looking Statements

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statements speak only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.